EXHIBIT 10.3

2000 MOLEX LONG-TERM STOCK PLAN (as amended and restated)

PLAN HISTORY
PLAN ACTION	BOARD OF DIRECTORS ADOPTION	STOCKHOLDER ADOPTION
Original	July 28, 2000	October 20, 2000
Amendment and Restatement	July 25, 2003	October 24, 2003
Amendment and Restatement	July 29, 2005	October 28, 2005
Amendment and Restatement	October 17, 2006	N/A

THE 2000 MOLEX LONG-TERM STOCK PLAN

(As of October 17, 2006)

ARTICLE I.

GENERAL

1.1

Name of Plan - The name of the plan described in detail herein shall be The 2000 Molex Long-Term Stock Plan (the “Plan”).

1.2

Purpose - The purpose of the Plan is to reward and induce certain designated key management employees to remain in the employ of Molex Incorporated, a Delaware corporation (the “Company”), and any of its subsidiaries, and to encourage such employees to secure or increase their stock ownership in the Company through the grant of both stock options and/or stock bonuses.  The Company believes the Plan will promote continuity of management and increase incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping, carrying out the long-range plans of the Company and securing its continued growth and financial success.

1.3

Eligibility – Executive officers of the Company, as such are designated by the Board of Directors from time to time, are eligible to participate in the Plan.  In addition, other members of senior management may be eligible to participate in the Plan at the discretion of the Committee (as such term is defined herein).

ARTICLE II.

TERM OF PLAN

2.1

Effective Date - The Plan shall become effective upon adoption by the Board of Directors of the Company subject to the subsequent approval by the stockholders of the Company within one (1) year of adoption by the Board of Directors.  If the stockholders do not approve the Plan within one (1) year of adoption, then this Plan shall cease to exist and all options granted hereunder shall become void.

2.2

Expiration - This Plan shall expire October 31, 2010 and no option shall be granted or stock bonuses awarded on or after such expiration date.  However, expiration of the Plan shall not affect outstanding unexpired options previously granted.

ARTICLE III.

STOCK SUBJECT TO PLAN

3.1

Class of Stock - The stock that shall be subject to award under the Plan shall be the Company’s Class A Common Stock, par value 5¢ per share (the “Stock”).

3.2

Number of Shares - Twelve million (12,000,000) shares of the Stock shall be reserved for issue upon the exercise of options granted under the Plan. The Stock issued under the Plan may be treasury shares purchased on the open market or otherwise, authorized but unissued shares, or reacquired shares.

3.3

Expired, Forfeited or Canceled Options - If any options granted or stock bonuses awarded under the Plan shall expire, be forfeited, not distributed and/or canceled for any reason without having been exercised or distributed in full, the unexercised shares (in the case of options) or the shares not distributed (in the case of stock bonuses) subject thereto shall again be available for the purpose of the Plan.

ARTICLE IV.

ADMINISTRATION

4.1

Committee - The Plan shall be administered by a committee (the “Committee”) under the terms and conditions and powers set forth herein.

4.2

Makeup of the Committee - The Committee shall consist of two or more members of the Board of Directors of the Company.  In the absence of any action by the Board to the contrary, the Committee shall be the Compensation Committee of the Board of Directors.

4.3

Action by the Committee - A majority of the members of the Committee shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.  Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

If not specified in the Plan, the time at which the Committee must or may take any determination shall be determined by the Committee, and such determination may thereafter by modified by the Committee. Any action, determination, interpretation or other decision by the Committee with respect to the Plan shall be final, conclusive and binding on all persons and entities, including the Company, its affiliates, any eligible employee, any person claiming any rights under the Plan from or through any grantee of an award under the Plan, and stockholders, except to the extent the Committee may subsequently modify, or take further action not inconsistent with, its prior action.

4.4

Power to Grant Stock Options and/or Stock Bonuses - Subject to the express provisions of the Plan, the Committee shall have complete authority, in its sole discretion, to determine the employees to whom, and the time or times at which, options shall be granted, the option periods, the vesting schedule and the number of shares to be subject to each option and/or bonus, and such other terms and provisions of the option agreements (which need not be identical).  In making such determinations, the Committee may take into account the nature of the services rendered by the respective employee, his or her present and potential contribution to the Company’s success, and such other factors as the Committee in its discretion shall deem relevant.

4.5

Overall Limitation on the Number of Shares Granted/Awarded Annually - No one employee can receive options grants and/or bonus awards exceeding five hundred- thousand (500,000) shares (adjusted as set forth in Article IX) from the Plan in a single calendar year.

4.6

Other Powers - The express grant of any specific power to the Committee, or the taking of any action of the Committee, shall not be construed as limiting any power or authority of the Committee. Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority, in its sole discretion, to

•

correct any defect or supply any omission or reconcile any inconsistency,

•

construe and interpret the Plan, the rules and regulations relating to it, or any other instrument entered into or relating to an award under the Plan,

•

make any determinations, provide any procedures or rules, enter into any agreements necessary to comply with any applicable tax laws, rules and regulations,

•

make all other determinations, including factual determinations, necessary or advisable for the administration of the Plan.

4.7

Tax Withholding – Distribution of Stock under the Plan may be subject to income tax withholding, and the Company is obligated to collect the tax applicable to such income.  The Committee may, in its discretion, satisfy that tax obligation by withholding from the shares to be delivered in connection with the award a number of shares having a value equal to the minimum statutory federal income tax withholding, plus state, if applicable, and payroll taxes.  The value of each share to be withheld will be the fair market value of the Stock at the time of the award.

ARTICLE V.

GRANT OF OPTION AND/OR BONUS

5.1

Option Price - The option price for any shares subject to an option grant under this Plan shall be the fair market value of the Stock on the date of granting the option.  For the purposes of this Plan, fair market value shall be the closing price of the Stock on the date of granting the option as reported by the Wall Street Journal.

5.2

Bonus Price - Any stock bonus awarded under this Plan shall be acquired by the employee without any monetary consideration subject to the terms and conditions of the Plan.  Bonus shares may be awarded in tandem with options grants or alone within the discretion of the Committee.

5.3

Evidence of Option/Bonus - Options granted and/or bonuses awarded shall be evidenced by agreements, warrants, and/or other instruments in such form as the Committee shall deem advisable and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee.

ARTICLE VI.

STOCK ACQUISITION: VESTING AND EXERCISE OF OPTION/BONUS

6.1

Initial Waiting Period - No option or bonus shall be acquired until at least one (1) year after the date of grant or award, unless one of the events set forth in Section 6.4 occurs.

6.2

Vesting Schedules - After the initial waiting period, an employee may exercise his option and/or receive distribution of bonus shares to the extent that shares covered by the option and/or bonus become vested.  All options and bonuses must vest one hundred percent (100%) within seven (7) years from the date of grant/award.  The vesting schedules are as follows:

a.

Typical Schedule: In the absence of any schedule to the contrary, the typical vesting schedule shall vest to the maximum extent of 25% of the total number of shares covered thereby during each of the succeeding four (4) years, each commencing with the anniversary of the grant or award.

b.

Other Schedules: Notwithstanding Section 6.2a, the shares covered by an option and/or bonus shall vest in amounts and at times the Committee, in its sole discretion, shall determine.  The Committee shall also specifically have the power to change the vesting schedule of any previously granted options or bonuses to a schedule which is more favorable to the option holder; provided, however, that no such options and/or bonuses shall vest in amounts greater than, or at times prior to, the amounts and times such options and/or bonuses would have vested if such options and/or bonuses were within the scope of Section 6.2a.

6.3

Cumulative Rights - The right to exercise any option as set forth in Section 6.2 shall be cumulative.  That is, an employee may exercise in any given year those unexpired shares he could have exercised in a previous year but did not.

6.4

Accelerated Vesting - Notwithstanding the foregoing, all options and bonus shares shall immediately vest and become immediately exercisable for a period of time set forth in Section 7.1 after one of the following events:

a.

Death; or

b.

Total disablement; or

c.

Retirement, if all of the following conditions are met at the time of termination of employment:

(1)

The employee has reached age 59½; and

(2)

The employee was employed at least fifteen (15) consecutive years with the Company and/or any of its subsidiaries; and

(3)

The Committee, in its sole discretion, approves the accelerated vesting to any extent it desires.

6.5

Expiration - No option may be exercised after six (6) years from the date the option becomes one hundred percent (100%) vested.

6.6

Form of Exercise -

a.

Options. Options may only be exercised according to the terms and conditions established by the Committee, consistent with the limits set forth herein, at the time the option is granted.  Subject to the foregoing terms and conditions, any shares covered by an option may be exercised by a written notice delivered to the Company’s principal office of intent to exercise the option with respect to a specified number of shares of Stock and payment to the Company of the amount of the option purchase price for the number of shares of Stock with respect to which the option is then exercised.  The payment may be either in cash or in stock of the Company.  If stock is used for payment, such stock shall be valued at the closing price as reported by the Wall Street Journal on the date of exercise.

b.

Bonus Shares. Bonus shares shall be distributed on the vesting dates according to the vesting schedule.

6.7

Rights as a Shareholder - An employee shall have no rights as a stockholder with respect to shares covered by an option/bonus until the day of issuance of a stock certificate and until after such shares are fully paid for.

ARTICLE VII.

TERMINATION OF OPTION

7.1

Every option/bonus granted/awarded to each employee under this Plan shall terminate and expire at the earliest of:

a.

the date of expiration set when such option/bonus was granted/awarded; or

b.

six (6) years after one of the events set forth in Section 6.4; or

c.

immediately upon termination of employment with the Company or any of its subsidiaries for any reason except if employment is terminated by reason of one of the events set forth in Section 6.4.

ARTICLE VIII.

TRANSFERABILITY

8.1

Non-Transferable - Any options granted or bonus shares awarded under the Plan are not transferable and can only be exercised by or distributed to the employee during his/her life subject to Section 8.2 of this Article.

8.2

Death - In the event of the death of an employee while having unexpired outstanding options or bonus shares, the personal representative of the estate of the employee may exercise the option or take distribution of the bonus shares within one (1) year after the date of death in accordance with the terms established by the Committee at the time the option/bonus was granted/awarded, but (as set forth in Article VII) not later than the expiration date set forth in Section 6.5.

ARTICLE IX.

ADJUSTMENT OF NUMBER OF SHARES

9.1

Stock Dividends - In the event that a dividend shall be declared upon the Stock payable in shares of stock of the Company, the number of shares of stock then subject to any such option or bonus and the number of shares reserved for issuance pursuant to the Plan, but, not yet covered by an option or bonus, shall be adjusted by adding to each such share the number of shares which would be distributable thereon (or any equivalent value of Stock as determined by the Committee in its sole discretion) if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

9.2

Reorganization - In the event that the outstanding shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, or of another corporation, whether through reorganization, recapitalization, stock split up, combination of shares, merger or consolidation, then, there shall be substituted for each share of Stock subject to any such option or bonus and for each share of Stock reserved for issuance pursuant to the Plan, but, not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share of Stock shall be exchanged.

9.3

Other Changes - In the event there shall be any change, other than as specified above in this Article, in the number or kind of outstanding shares of stock of the Company or of any stock or other securities into which such stock shall have been changed or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan, but, not yet covered by an option or bonus and of the shares then subject to an option/bonus or options/bonuses, such adjustments shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock agreement.

9.4

Adjusted Option Price - In the case of any substitution or adjustment as provided for in this Article, the acquisition price in each stock option for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of Stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Article.

9.5

Fractional Shares - No adjustment or substitutions provided for in this Article shall require the Company to sell a fractional share, and the total substitution or adjustment with respect to each stock agreement shall be limited accordingly.

ARTICLE X.

SECURITIES REGULATION

10.1

Registered Stock - The Company shall not be obligated to sell or issue any shares under any option granted or stock bonus awarded hereunder unless and until the shares with respect to which the option is being exercised or the bonus being acquired are effectively registered or exempt from registration under the Securities Act of 1933 and from any other federal or state law governing the sale and issuance of such shares or any securities exchange regulation to which the Company might be subject.

10.2

Unregistered Stock - In the event the shares are not effectively registered, but, can be issued by virtue of an exemption, the Company may issue option shares to an employee if the employee represents that he or she is acquiring such shares as an investment and not with a view to, or for sale in connection with, the distribution of any such shares.  Certificates for shares of Stock thus issued shall bear an appropriate legend reciting such representation.

ARTICLE XI.

MISCELLANEOUS

11.1

No Contract of Employment - Any participation under the Plan shall not be construed as giving an employee a future right of employment with the Company.  Employment remains at the will of the Company.

11.2

Governing Law - This Plan and all matters relating to the Plan shall be interpreted and construed under the laws of the State of Illinois.

11.3

Amendment of Plan - The Board of Directors, at its discretion, may amend the Plan at any time, subject to stockholder approval if required by SEC rules or the listing requirements of any national securities exchanges or trading systems on which are listed any of the Company’s equity securities.

11.4

Termination of Plan - The Board of Directors may, at its discretion, terminate the Plan at any time for any reason.  Termination of the Plan shall not affect unexpired outstanding options previously granted.